Exhibit 99

OTIS REPORTS THIRD QUARTER 2024 RESULTS

Otis delivers continued strong Service performance with high single digit Service sales growth

•GAAP EPS up 47.3% and adjusted EPS up 1.1%
•Service net sales up 7.2% and Service organic sales up 7.7%
•Maintenance portfolio units increased 4.2%
•Mod orders up 3%, backlog up 14%, up 12% at constant currency
•GAAP cash flow from operations of $394 million; adjusted free cash flow of $381 million
•Share repurchases of $200 million
•YTD GAAP EPS up 24.2% and YTD adjusted EPS up 8.2%, share repurchases of $800 million
•Updated full-year outlook1: adjusted EPS of ~$3.85 with ~6.5% Service organic sales growth and ~75 basis points of Service margin expansion

FARMINGTON, Conn., October 30, 2024 – Otis Worldwide Corporation (NYSE:OTIS) reported third quarter 2024 net sales of $3.5 billion with organic sales up 1.2%. GAAP earnings per share (EPS) increased 47.3% to $1.34 and adjusted EPS increased 1.1% to $0.96.

“Otis returned to top-line growth in the third quarter as we continue to demonstrate the strength of our Service-driven business model. Modernization organic sales accelerated to mid-teens, and our portfolio grew more than 4% for the eighth consecutive quarter," said Judy Marks, Chair, CEO & President. "For the balance of the year, we remain focused on driving productivity to offset the persistent headwinds we have faced in New Equipment, while Service performance continues its steady global growth trajectory supported by continued portfolio growth complemented by a solid modernization backlog. As we execute on our customer-centric strategy we expect to finish 2024 with another year of solid EPS growth."

Key Figures

($ millions, except per share amounts)	Quarter Ended September 30,				Nine Months Ended September 30,
	2024	2023	Y/Y	Y/Y (CFX)	2024	2023	Y/Y	Y/Y (CFX)
Net sales	$3,548	$3,523	0.7%	1.5%	$10,586	$10,589	—%	1.4%
Organic sales growth				1.2%				1.2%

GAAP
Operating profit	$363	$571	$(208)		$1,477	$1,664	$(187)
Operating profit margin	10.2%	16.2%	(600) bps		14.0%	15.7%	(170) bps
Net income	$540	$376	43.6%		$1,308	$1,083	20.8%
Earnings per share	$1.34	$0.91	47.3%		$3.23	$2.60	24.2%

Adjusted non-GAAP comparison
Operating profit	$599	$595	$4	$8	$1,773	$1,703	$70	$96
Operating profit margin	16.9%	16.9%	0 bps		16.7%	16.1%	60 bps
Net income	$385	$395	(2.5)%		$1,174	$1,113	5.5%
Earnings per share	$0.96	$0.95	1.1%		$2.90	$2.68	8.2%

Third quarter net sales of $3.5 billion increased 0.7% versus the prior year, driven by Service.

Third quarter GAAP operating profit of $363 million decreased $208 million driven primarily by separation-related adjustments based on non-recurring tax items. Adjusted operating profit of $599 million increased $4 million at actual currency and $8 million at constant currency, driven by Service. GAAP operating profit margin contracted 600 basis points to 10.2% and adjusted operating profit margin of 16.9% was flat versus the prior year, driven by favorable segment mix offset by New Equipment segment performance and headwinds in corporate costs.

GAAP EPS of $1.34 increased 47.3% compared to the prior year primarily driven by non-recurring tax benefit and related interest income. Adjusted EPS of $0.96 increased 1.1% due to solid operational performance and a lower share count.

New Equipment

	Quarter Ended September 30,				Nine Months Ended September 30,
($ millions)	2024	2023	Y/Y	Y/Y (CFX)	2024	2023	Y/Y	Y/Y (CFX)
Net sales	$1,309	$1,435	(8.8)%	(8.1)%	$4,010	$4,346	(7.7)%	(6.2)%
Organic sales				(8.2)%				(6.3)%
Segment operating profit	$84	$104	$(20)	$(20)	$265	$292	$(27)	$(20)
Segment operating profit margin	6.4%	7.2%	(80) bps		6.6%	6.7%	(10) bps

In the third quarter, net sales of $1.3 billion decreased 8.8% versus the prior year, with low single digit organic sales growth in Asia Pacific and the Americas more than offset by a greater than 20% decline in China. Organic sales were roughly flat in EMEA.

Segment operating profit of $84 million decreased $20 million at actual and constant currency from the impacts of lower volume and unfavorable mix, partially offset by price, productivity and commodity tailwinds. Segment operating profit margin contracted 80 basis points to 6.4%.

New Equipment orders were down 3% at constant currency with greater than 20% growth in the Americas and high single digit growth in Asia Pacific more than offset by high single digit decline in EMEA and greater than 20% decline in China. New Equipment backlog decreased 1% at actual currency and decreased 3% at constant currency.

Service

	Quarter Ended September 30,				Nine Months Ended September 30,
($ millions)	2024	2023	Y/Y	Y/Y (CFX)	2024	2023	Y/Y	Y/Y (CFX)
Net sales	$2,239	$2,088	7.2%	8.0%	$6,576	$6,243	5.3%	6.6%
Organic sales				7.7%				6.4%
Segment operating profit	$555	$518	$37	$40	$1,616	$1,496	$120	$138
Segment operating profit margin	24.8%	24.8%	0 bps		24.6%	24.0%	60 bps

In the third quarter, net sales of $2.2 billion increased 7.2% with a 7.7% increase in organic sales. Organic maintenance and repair sales increased 6.4% and organic modernization sales increased 13.7%.

Segment operating profit of $555 million increased $37 million at actual currency and $40 million at constant currency due to higher volume, favorable pricing and productivity, partially offset by annual wage inflation. Segment operating profit margin of 24.8% was flat against strong third quarter margin expansion in the prior year.

Cash flow

	Quarter Ended September 30,			Nine Months Ended September 30,
($ millions)	2024	2023	Y/Y	2024	2023	Y/Y
Cash flow from operations	$394	$306	$88	$873	$1,030	$(157)
Free cash flow	$362	$272	$90	$786	$934	$(148)
Adjusted free cash flow	$381	$274	$107	$889	$961	$(72)

Third quarter cash flow changes were driven by an increase in net income partially offset by changes in working capital.

2024 Outlook1
Otis is revising its full year outlook:
•Net sales of ~$14.2 billion
•Organic sales up ~1.5%
◦Organic New Equipment sales down mid to high single digits
◦Organic Service sales up ~6.5%
•Adjusted operating profit of ~$2.375 billion, up ~$140 million at constant currency; up ~$105 million at actual currency
•Adjusted EPS of ~$3.85, up ~9%; adjusted effective tax rate of approximately 25.0%
•Adjusted free cash flow of approximately $1.4 billion to $1.5 billion

1Note: When we provide outlook for organic sales, adjusted operating profit, adjusted effective tax rate and adjusted free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

About Otis
Otis is the world's leading elevator and escalator manufacturing, installation and service company. We move 2.3 billion people a day and maintain approximately 2.3 million customer units worldwide, the industry's largest maintenance portfolio. Headquartered in Connecticut, USA, Otis is 71,000 people strong, including 42,000 field professionals, all committed to meeting the diverse needs of our customers and passengers in more than 200 countries and territories worldwide. For more information, visit www.otis.com and follow us on LinkedIn, Instagram, and Facebook @OtisElevatorCo.

Use and Definitions of Non-GAAP Financial Measures

Otis Worldwide Corporation (“Otis”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures (referenced in this press release) to the corresponding amounts prepared in accordance with GAAP appears in the attached tables. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures. Below are our non-GAAP financial measures:

Non-GAAP measure	Definition
Organic sales	Represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a non-recurring and/or nonoperational nature ("other significant items"). Management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.
Adjusted selling, general and administrative (“SG&A”) expense	Represents SG&A expense (a GAAP measure), excluding restructuring costs and other significant items.
Adjusted operating profit	Represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items.
Adjusted net interest expense
Represents net interest expense (a GAAP measure), adjusted for the impacts of non-recurring acquisition related financing costs and related net interest expense pending the completion of a transaction and other significant items.

Adjusted noncontrolling interest in earnings	Represents noncontrolling interest in earnings (a GAAP measure), excluding restructuring costs and other significant items, including related tax effects.
Adjusted net income	Represents net income attributable to Otis Worldwide Corporation (a GAAP measure), excluding restructuring costs and other significant items, including related tax effects.
Adjusted earnings per share (“EPS”)
Represents diluted earnings per share attributable to common shareholders (a GAAP measure), adjusted for the per share impact of restructuring and other significant items, including related tax effects.

Adjusted effective tax rate	Represents the effective tax rate (a GAAP measure) adjusted for other significant items and the tax impact of restructuring costs and other significant items.

Constant currency	GAAP financial results include the impact of changes in foreign currency exchange rates ("AFX"). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.
Free cash flow
Represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders. Free cash flow should not be considered an alternative to, or more meaningful than, net cash flows provided by operating activities, or any other measure of liquidity presented in accordance with GAAP.

Adjusted free cash flow	Represents cash flow from operations (a GAAP measure) less capital expenditures, adjusted to exclude certain items management believes affect the comparability of operating results. Management believes adjusted free cash flow is a useful measure of liquidity that provides investors additional information regarding the Company’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders. Adjusted free cash flow should not be considered an alternative to, or more meaningful than, net cash flows provided by operating activities, or any other measure of liquidity presented in accordance with GAAP.

Management believes that organic sales, adjusted SG&A, adjusted operating profit, adjusted net interest expense, adjusted noncontrolling interest in earnings, adjusted net income, adjusted EPS and the adjusted effective tax rate are useful measures in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

When we provide our expectations for adjusted net sales, organic sales, adjusted operating profit, adjusted net interest expense, adjusted noncontrolling interest in earnings, adjusted net income, adjusted effective tax rate, adjusted EPS, free cash flow and adjusted free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, net sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “medium-term,” “near-term,” “confident,” "goals" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates, research & development spend, restructuring actions (including UpLift), credit ratings, net indebtedness and other measures of financial performance or potential future plans, strategies or transactions, or statements that relate to climate change and our intent to achieve certain environmental, social and governance targets or goals, including operational impacts and costs associated therewith, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Otis and its businesses operate and any changes therein, including financial market conditions, fluctuations in commodity prices and other inflationary pressures, interest rates and foreign currency exchange rates, levels of end market demand in construction, pandemic health issues, natural disasters, whether as a result of climate change or otherwise, and the financial condition of Otis’ customers and suppliers; (2) the effect of changes in political conditions in the U.S., including in connection with the results of the 2024 elections or otherwise, and other countries in which Otis and its businesses operate, including the effects of the ongoing conflict between Russia and Ukraine, the conflicts in the Middle East, and tensions between the U.S. and China, on general market conditions, commodity costs, global trade policies and related sanctions and export controls, and currency exchange rates in the near term and beyond; (3) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (4) future levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability or costs thereof, including credit market conditions and Otis’ capital structure; (6) the timing and scope of future repurchases of Otis’ common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) fluctuations in prices and delays and disruption in delivery of materials and services from suppliers, whether as a result of changes in general economic conditions, geopolitical conflicts or otherwise; (8) cost reduction or containment actions, restructuring costs and related savings and other consequences thereof, including with respect to UpLift; (9) new business and investment opportunities; (10) the outcome of legal proceedings, investigations and other contingencies; (11) pension plan assumptions and future contributions; (12) the impact of the negotiation of collective bargaining agreements and labor disputes and labor inflation in the markets in which Otis and its businesses operate globally; (13) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S., including in connection with the results of the 2024 election, and other countries in which Otis and its businesses operate; (14) the ability of Otis to retain and hire key personnel; (15)

the scope, nature, impact or timing of acquisition and divestiture activity, the integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (16) the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions in connection with the separation (the “Separation”) of Otis and Carrier Global Corporation ("Carrier") from United Technologies Corporation (now known as RTX Corporation (“RTX”); and (17) our obligations and disputes that have or may hereafter arise under the agreements we entered into with RTX and Carrier in connection with the Separation. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, see Otis’ registration statement on Form 10 and the reports of Otis on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otis Worldwide Corporation
Condensed Consolidated Statements of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(amounts in millions, except per share amounts)	2024	2023	2024	2023
Net Sales	$3,548	$3,523	$10,586	$10,589
Costs and Expenses:
Cost of products and services sold	2,470	2,477	7,401	7,464
Research and development	40	36	115	107
Selling, general and administrative	455	452	1,366	1,386
Total Costs and Expenses	2,965	2,965	8,882	8,957
Other income (expense), net	(220)	13	(227)	32
Operating profit	363	571	1,477	1,664
Non-service pension cost (benefit)	1	—	—	1
Interest expense (income), net	(150)	39	(79)	109
Net income before income taxes	512	532	1,556	1,554
Income tax expense (benefit)	(45)	137	175	400
Net income	557	395	1,381	1,154
Less: Noncontrolling interest in subsidiaries' earnings	17	19	73	71
Net income attributable to Otis Worldwide Corporation	$540	$376	$1,308	$1,083

Earnings Per Share of Common Stock:
Basic	$1.35	$0.92	$3.25	$2.62
Diluted	$1.34	$0.91	$3.23	$2.60
Weighted Average Number of Shares Outstanding:
Basic shares	400.2	410.8	402.7	412.6
Diluted Shares	402.7	413.7	405.4	415.8

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2024	2023	2024	2023
Net Sales
New Equipment	$1,309	$1,435	$4,010	$4,346
Service	2,239	2,088	6,576	6,243
Total Net Sales	$3,548	$3,523	$10,586	$10,589

Operating Profit
New Equipment	$84	$104	$265	$292
Service	555	518	1,616	1,496
Total segment operating profit	639	622	1,881	1,788
Corporate and Unallocated	(276)	(51)	(404)	(124)
Total Otis GAAP Operating Profit	363	571	1,477	1,664
UpLift restructuring	4	—	11	—
Other restructuring	5	21	29	36
UpLift transformation costs	18	4	45	4
Separation-related adjustments [1]	193	—	177	—
Litigation and settlement costs [2]	—	—	18	—
Held for sale impairment	18	—	18	—
Other, net	(2)	(1)	(2)	(1)
Total Otis Adjusted Operating Profit	$599	$595	$1,773	$1,703
Reported Total Operating Profit Margin	10.2%	16.2%	14.0%	15.7%
Adjusted Total Operating Profit Margin	16.9%	16.9%	16.7%	16.1%

1 Separation-related adjustments in the quarter and nine months ended September 30, 2024 represent amounts due to RTX Corporation (our former parent) in accordance with the Tax Matters Agreement, including those amounts related to a favorable ruling received in August 2024 regarding a tax litigation in Germany.

2 Litigation-related settlement costs in the nine months ended September 30, 2024 represent the aggregate amount of settlement costs and increase in loss contingency accruals, excluding legal costs, for certain legal matters that are outside of the ordinary course of business due to the size, complexity and unique facts of these matters.

Otis discloses segment operating profit as its measure of segment performance, reconciled to total Otis operating profit. Segment operating profit exclude certain expenses and income that are not allocated to segments (as described above as "Corporate and Unallocated").

Effective in the first quarter of 2024, the measure of segment performance used by Otis' Chief Operating Decision Maker ("CODM") changed and, as a result, Otis' disclosed measure of segment performance (segment operating profit) was updated. The change to segment operating profit aligns with the update to how the CODM assesses performance and allocates resources for the Company's segments, and therefore is our measure of segment profitability.

As a result of the change, restructuring costs and other items not allocated to the operating segments are presented as part of Corporate and Unallocated. The financial information presented herein reflects the impact of the measure of segment performance change for all periods presented.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2024	2023	2024	2023
Adjusted Operating Profit	$599	$595	$1,773	$1,703
Non-service pension cost (benefit)	1	—	—	1
Adjusted net interest expense [1,2]	51	39	143	109
Adjusted income from operations before income taxes	547	556	1,630	1,593
Income tax expense (benefit)	(45)	137	175	400
Tax impact on restructuring and non-recurring items	5	5	24	9
Non-recurring tax items [1,2]	185	—	195	—
Adjusted net income from operations	402	414	1,236	1,184
Adjusted noncontrolling interest [1]	17	19	62	71
Adjusted net income attributable to common shareholders	$385	$395	$1,174	$1,113

GAAP net income attributable to common shareholders	$540	$376	$1,308	$1,083
UpLift restructuring	4	—	11	—
Other restructuring	5	21	29	36
UpLift transformation costs	18	4	45	4
Separation-related adjustments	193	—	177	—
Litigation-related settlement costs	—	—	18	—
Held for sale impairment	18	—	18	—
Interest income related to non-recurring tax items [1,2]	(200)	—	(210)	—
Tax effects of restructuring, non-recurring items and other adjustments	(5)	(5)	(24)	(9)
Non-recurring tax items [1,2]	(185)	—	(195)	—
Other, net	(3)	(1)	(3)	(1)
Adjusted net income attributable to common shareholders	$385	$395	$1,174	$1,113

Diluted Earnings Per Share	$1.34	$0.91	$3.23	$2.60
Impact to diluted earnings per share	(0.38)	0.04	(0.33)	0.08
Adjusted Earnings Per Share	$0.96	$0.95	$2.90	$2.68

Effective Tax Rate	(8.8)%	25.8%	11.2%	25.7%
Impact of adjustments on effective tax rate	35.5%	(0.3)%	13.0%	—%
Adjusted Effective Tax Rate	26.7%	25.5%	24.2%	25.7%

1 Certain tax reserves were adjusted in the second quarter of 2024. As a result, Net interest expense and Noncontrolling interest are reflected as adjusted without $21 million of interest income and $11 million of the noncontrolling interest share of the reserves adjustments, respectively, for the nine months ended September 30, 2024.

2 In August 2024, we received a favorable ruling regarding a tax litigation in Germany. As a result, income tax benefits and related interest income were recorded in the third quarter of 2024. Net interest expense is reflected as adjusted without $200 million of interest income for the quarter and nine months ended September 30, 2024.

Otis Worldwide Corporation
Components of Changes in Net Sales

Quarter Ended September 30, 2024 Compared with Quarter Ended September 30, 2023

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net and Other	Total
New Equipment	(8.2)%	(0.7)%	0.1%	(8.8)%
Service	7.7%	(0.8)%	0.3%	7.2%
Maintenance and Repair	6.4%	(0.7)%	0.4%	6.1%
Modernization	13.7%	(1.1)%	—%	12.6%
Total Net Sales	1.2%	(0.8)%	0.3%	0.7%

Nine Months Ended September 30, 2024 Compared with Nine Months Ended September 30, 2023

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net and Other	Total
New Equipment	(6.3)%	(1.5)%	0.1%	(7.7)%
Service	6.4%	(1.3)%	0.2%	5.3%
Maintenance and Repair	5.7%	(1.3)%	0.3%	4.7%
Modernization	9.7%	(1.8)%	0.1%	8.0%
Total Net Sales	1.2%	(1.4)%	0.2%	—%

Components of Changes in New Equipment Backlog

September 30, 2024
Y/Y Growth %
New Equipment Backlog increase at actual currency	(1)%
Foreign exchange impact to New Equipment Backlog	(2)%
New Equipment Backlog increase at constant currency	(3)%

Components of Changes in Modernization Backlog

September 30, 2024
Y/Y Growth %
Modernization Backlog increase at actual currency	14%
Foreign exchange impact to Modernization Backlog	(2)%
Modernization Backlog increase at constant currency	12%

Otis Worldwide Corporation
Reconciliation of Segment and Total Adjusted Operating Profit at Constant Currency

Quarter Ended September 30, 2024 Compared with Quarter Ended September 30, 2023

(dollars in millions)	2024	2023	Y/Y

New Equipment
Segment Operating Profit	$84	$104	$(20)
Impact of foreign exchange	—	—	—
Segment Operating Profit at constant currency	$84	$104	$(20)

Service
Segment Operating Profit	$555	$518	$37
Impact of foreign exchange	3	—	3
Segment Operating Profit at constant currency	$558	$518	$40

Otis Consolidated
Adjusted Operating Profit	$599	$595	$4
Impact of foreign exchange	4	—	4
Adjusted Operating Profit at constant currency	$603	$595	$8

Nine Months Ended September 30, 2024 Compared with Nine Months Ended September 30, 2023

(dollars in millions)	2024	2023	Y/Y

New Equipment
Segment Operating Profit	$265	$292	$(27)
Impact of foreign exchange	7	—	7
Segment Operating Profit at constant currency	$272	$292	$(20)

Service
Segment Operating Profit	$1,616	$1,496	$120
Impact of foreign exchange	18	—	18
Segment Operating Profit at constant currency	$1,634	$1,496	$138

Otis Consolidated
Adjusted Operating Profit	$1,773	$1,703	$70
Impact of foreign exchange	26	—	26
Adjusted Operating Profit at constant currency	$1,799	$1,703	$96

Otis Worldwide Corporation
Condensed Consolidated Balance Sheet

	September 30, 2024	December 31, 2023
(amounts in millions)	(Unaudited)
Assets
Cash and cash equivalents	$827	$1,274
Accounts receivable, net	3,604	3,538
Contract assets	776	717
Inventories	625	612
Other current assets	663	259
Total Current Assets	6,495	6,400
Future income tax benefits	315	323
Fixed assets, net	721	727
Operating lease right-of-use assets	409	416
Intangible assets, net	330	335
Goodwill	1,630	1,588
Other assets	361	328
Total Assets	$10,261	$10,117

Liabilities and Equity (Deficit)
Short-term borrowings and current portion of long-term debt	$1,667	$32
Accounts payable	1,779	1,878
Accrued liabilities	1,864	1,873
Contract liabilities	2,787	2,696
Total Current Liabilities	8,097	6,479
Long-term debt	5,596	6,866
Future pension and postretirement benefit obligations	462	462
Operating lease liabilities	286	292
Future income tax obligations	215	245
Other long-term liabilities	385	493
Total Liabilities	15,041	14,837

Redeemable noncontrolling interest	55	135
Shareholders' Equity (Deficit):
Common Stock and additional paid-in capital	245	213
Treasury Stock	(3,189)	(2,382)
Accumulated deficit	(1,153)	(2,005)
Accumulated other comprehensive income (loss)	(804)	(750)
Total Shareholders' Equity (Deficit)	(4,901)	(4,924)
Noncontrolling interest	66	69
Total Equity (Deficit)	(4,835)	(4,855)
Total Liabilities and Equity (Deficit)	$10,261	$10,117

Otis Worldwide Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2024	2023	2024	2023
Operating Activities:
Net income from operations	$557	$395	$1,381	$1,154
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	48	46	133	145
Deferred income tax expense (benefit)	(1)	(18)	(26)	(34)
Stock compensation cost	16	15	52	49
Gain from reversal of German Tax Litigation interest accrual	(50)	—	(50)	—
Change in:
Accounts receivable, net	78	(10)	(93)	(214)
Contract assets and liabilities, current	(84)	(86)	23	68
Inventories	(4)	13	(14)	(8)
Other current assets	(313)	34	(373)	(4)
Accounts payable	14	(78)	(115)	(35)
Accrued liabilities	129	19	2	(66)
Pension contributions	(10)	(8)	(34)	(32)
Other operating activities, net	14	(16)	(13)	7
Net cash flows provided by (used in) operating activities	394	306	873	1,030
Investing Activities:
Capital expenditures	(32)	(34)	(87)	(96)
Acquisitions of businesses and intangible assets, net of cash	(30)	(7)	(70)	(27)
Proceeds from sale of (investments in) marketable securities, net	(9)	(2)	(9)	(2)
Other investing activities, net	(42)	2	(44)	(7)
Net cash flows provided by (used in) investing activities	(113)	(41)	(210)	(132)
Financing Activities:
Increase (decrease) in short-term borrowings, net	2	(147)	325	(90)
Issuance of long-term debt, net	—	747	—	747
Payment of debt issuance costs	—	(6)	—	(6)
Dividends paid on Common Stock	(155)	(139)	(450)	(400)
Repurchases of Common Stock	(200)	(225)	(800)	(575)
Dividends paid to noncontrolling interest	(70)	(61)	(81)	(76)
Acquisition of noncontrolling interest shares	—	—	(75)	—
Other financing activities, net	—	(2)	(21)	(18)
Net cash flows provided by (used in) financing activities	(423)	167	(1,102)	(418)
Summary of Activity:
Net cash provided by (used in) operating activities	394	306	873	1,030
Net cash provided by (used in) investing activities	(113)	(41)	(210)	(132)
Net cash provided by (used in) financing activities	(423)	167	(1,102)	(418)
Effect of exchange rate changes on cash and cash equivalents	23	(18)	(9)	(34)
Net increase (decrease) in cash, cash equivalents and restricted cash	(119)	414	(448)	446
Cash, cash equivalents and restricted cash, beginning of period	951	1,227	1,280	1,195
Cash, cash equivalents and restricted cash, end of period	832	1,641	832	1,641
Less: Restricted cash	5	5	5	5
Cash and cash equivalents, end of period	$827	$1,636	$827	$1,636

Otis Worldwide Corporation
Adjusted Free Cash Flow Reconciliation

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2024	2023	2024	2023
Net cash flows provided by operating activities (GAAP)	$394	$306	$873	$1,030
Capital expenditures	(32)	(34)	(87)	(96)
Free cash flow (Non-GAAP)	362	272	786	934
Adjustments for:
UpLift restructuring payments	6	—	20	—
UpLift transformation payments	13	2	34	2
Separation-related payments [1]	—	—	49	25
Adjusted free cash flow (Non-GAAP)	$381	$274	$889	$961

1 In April of 2023 and 2024, respectively, we made payments to RTX Corporation (our former parent) in accordance with the Tax Matters Agreement. These annual payments are anticipated to conclude in 2026.